Exhibit 10.3

Form of
Restricted Stock Unit Award Agreement

Granted by

The Bancorp, Inc.

under the

THE BANCORP, INC.
2018 EQUITY INCENTIVE PLAN

This restricted stock unit agreement ("Restricted Stock Unit Award" or "Agreement") is and will be subject in every respect to the provisions of the 2018 Equity Incentive Plan (the "Plan") of The Bancorp, Inc. (the "Company") which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each person granted a Restricted Stock Unit Award pursuant to the Plan.  The holder of this Restricted Stock Unit Award (the "Participant") hereby accepts this Restricted Stock Unit Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee of the Board of Directors of the Company ("Committee") will be final, binding and conclusive upon the Participant and the Participant's heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term "Company" will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.            Name of Participant: _____________________________________________________

2.            Date of Grant: _________, 20__.

3.            Total number of shares of Company common stock, $1.00 par value per share, covered by the Restricted Stock Unit Award:                 ________________________________
 (subject to adjustment pursuant to Section 9 hereof).

4.            Vesting Schedule.  Except as otherwise provided in this Agreement, this Restricted Stock Unit Award first becomes earned in accordance with the vesting schedule specified herein.

The Restricted Stock Units granted under this Agreement shall vest ____________.

5.            Grant of Restricted Stock Unit Award.

A Restricted Stock Unit is an Award denominated in shares of Stock, except that no shares of Stock are actually awarded to the recipient on the date of grant.  The Restricted Stock Units will be credited to the Participant's account, subject to the terms of the Plan and this Agreement.  The Committee shall impose any conditions or restrictions on any Restricted Stock Units as it may deem advisable, including purchase price, time-based restrictions, or holding requirements or sale restrictions. A Restricted Stock Unit will be settled as and when the Restricted Stock Unit vests.

6.            Terms and Conditions.

The Participant will have no voting rights with respect to any Restricted Stock Unit granted hereunder.   No dividends will be paid on Restricted Stock Units.  Unless the Committee determines otherwise at the time of grant, no Dividend Equivalent Rights will be paid on Restricted Stock Units.

7.          Change in Control.

7.1      In the event of the Participant's Involuntary Termination following a Change in Control, all Restricted Stock Unit Awards held by the Participant will become fully vested.

7.2      A "Change in Control" will be deemed to have occurred as provided in Section 4.2 of the Plan.

8.           Adjustment Provisions.

This Restricted Stock Unit Award, including the number of shares subject to the Restricted Stock Unit Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

9.            Effect of Termination of Service on Restricted Stock Award.

(i)
Death.  The Restricted Stock Unit Awards will become fully vested as to all shares subject to an outstanding Award, whether or not then vested, on the one year anniversary of the Participant's Termination of Service by reason of the Participant's death.

(ii)
Disability.  The Restricted Stock Unit Awards will become fully vested as to all shares subject to an outstanding Award, whether or not then vested, on the one year anniversary of the Participant's Termination of Service by reason of the Participant's Disability.

(iii)
Retirement.  The Restricted Stock Unit Awards will become fully vested as to all shares subject to an outstanding Award, whether or not then vested, on the one year anniversary of the Participant's Termination of Service by reason of the Participant's Retirement.  "Retirement" shall have the meaning set forth in Section 8.1(cc) of the Plan.

(iv)	Termination for Cause. If the Participant's Service has been terminated for Cause, all Restricted Stock Unit Awards that have not vested will expire and be forfeited.
(v)
Other Termination.  If the Participant's Service terminates for any reason other than due to death, Disability, Retirement, Involuntary Termination following a Change in Control or for Cause, all shares of  Restricted Stock Units awarded to the Participant which have not vested as of the date of Termination of Service will expire and be forfeited.

10.          Miscellaneous.

10.1	No Restricted Stock Unit Award will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

10.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

10.3	Restricted Stock Unit Awards are not transferable prior to the time such Awards vest in the Participant.

10.4	This Restricted Stock Unit Award will be governed by and construed in accordance with the laws of the State of Delaware.

10.5
This Restricted Stock Unit Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

10.6	The granting of this Restricted Stock Unit Award does not confer upon the Participant any right to be retained in the service of the Company or a subsidiary.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Unit Award set forth above.

THE BANCORP, INC.
By:
Name (print):
Date:	Title:

PARTICIPANT'S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Unit Award and agrees to the terms and conditions hereof, including the terms and provisions of the 2018 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company's 2018 Equity Incentive Plan.

PARTICIPANT

Date:	Name (print):

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